
  As filed with the Securities and Exchange Commission on September 10, 1998

                                                     Registration No. 333-57971

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              AMENDMENT NO. 2 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            GALILEO TECHNOLOGY LTD.
            (Exact Name of Registrant as Specified in Its Charter)

                      Israel                            Not Applicable
           -------------------------------              --------------
           (State or Other Jurisdiction of             (I.R.S. Employer
           Incorporation or Organization)             Identification No.)

           Moshav Manof, D.N. Misgav , Israel                20184
           ----------------------------------             ----------
           (Address of Principal Executive Offices)       (Zip Code)

         GALILEO TECHNOLOGY LTD. 1997 EMPLOYEES' STOCK OPTION PLAN AND
              GALILEO TECHNOLOGY LTD. 1997 GTI STOCK OPTION PLAN
        ----------------------------------------------------------------
                             (Full Title of Plan)

                                  Manuel Alba
                                   President
                            Galileo Technology Inc.
                               142 Charcot Avenue
                           San Jose, California 95131
                    --------------------------------------
                    (Name and Address of Agent For Service)

                                 (408) 367-1400
                                 --------------
         (Telephone Number, Including Area Code, of Agent For Service)

                            Copy to:  Lior O. Nuchi
                     McCutchen, Doyle, Brown & Enersen, LLP
                               3150 Porter Drive
                       Palo Alto, California  94304-1212
                                 (650) 849-4400

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

                                      CALCULATION OF REGISTRATION FEE
=============================================================================================
                                                    Proposed        Proposed
             Title of                                Maximum        Maximum
            Securities                 Amount       Offering       Aggregate      Amount of
              to be                    to be          Price         Offering     Registration
            Registered               Registered   Per Share (1)    Price (1)         Fee
=============================================================================================
Ordinary Shares, NIS 0.01 Nominal
 Value                                750,000        $9.57         $7,177,500     $2,118.00
=============================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market System on September 4, 1998.

                                EXPLANATORY NOTE

  Registrant previously filed (i) a Registration Statement on Form S-8 (Registration No. 333-57971) registering Ordinary Shares issuable under Registrant's 1997 Employees' Stock Option Plan and 1997 GTI Stock Option Plan (the "Plans") on June 29, 1998, covering 809,656 shares and (ii) a Registration Statement on Form S-8 (Registration No. 33-7852) registering Ordinary Shares under the Plans on October 24, 1997, covering 4,230,000 shares. This Registration Statement on Form S-8 is filed pursuant to Rule 413 and the general instruction to Form S-8 entitled "Registration of Additional Securities" and is made for the purpose of registering an additional 750,000 shares of the same class of securities previously filed under the above-referenced Registration Statements, which are issuable under the Plans.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed or to be filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

          (a) Registrant's latest Annual Report on Form 20-F for the fiscal year ended December 31, 1997 filed pursuant to Section 13(a) or 15(d) of the Securities Act of 1934, as amended (the "EXCHANGE ACT").

          (b) Registrant's Quarterly Report on Form 6-K for the quarter ended June 30, 1998, filed on August 18, 1998 with the Commission.

          (c) The description of the Ordinary Shares of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed on July 25, 1997.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Yesha Primes, a member of Primes, Shiloh, Givon & Co., holds 360,000 shares of the Registrant in trust for certain key employees.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Articles of Association provide that the Registrant will indemnify any Office Holder of the Registrant, as defined in the Companies Ordinance, out of the assets of the Registrant against all liabilities incurred in good faith by such Office Holder in the line of his duties for the Registrant or related thereto. Such indemnification is subject to limitation by Israeli law and the Articles of Association.

          The Registrant has entered into separate indemnification agreements with all its directors and officers. These agreements would require the Registrant, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers (other than liabilities arising from willful misconduct of culpable nature) and to advance expenses, in certain circumstances, incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance if available on reasonable terms.

       Christopher J. Schaepe, a director of the Registrant and General Partner of WPG Venture Partners III, L.P., which is the General Partner of Weiss, Peck & Greer Venture Associates III, L.P. and WPG Enterprise Fund II, L.P. (both of which are or were shareholders of the Registrant), is indemnified in his role as a director of the Registrant pursuant to the terms of his respective partnership agreements with the above entities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          See Index to Exhibits.

ITEM 9.   UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on this 10th day of September, 1998.

                                    GALILEO TECHNOLOGY, LTD.



                                    By:   /s/ George A. Hervey
                                          --------------------
                                          George A. Hervey
                                          Chief Financial Officer


                               INDEX TO EXHIBITS

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

Exhibit                                                                              Sequentially
Number    Exhibit                                                                    Numbered Page
------    -------                                                                    -------------
 5.1      Opinion regarding legality of securities to be offered

 23.1     Consent of Ernst & Young LLP, Independent Auditors

 23.2     Consent of Primes, Shiloh, Givon & Co.
          (See Exhibit 5.1)

 99.1     Galileo Technology Ltd. 1997 Employees' Stock Option Plan

 99.2     Galileo Technology Ltd. 1997 GTI Stock Option Plan